Exhibit 4.2

COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE

S T O C K    O P T I O N    P L A N

JANUARY 18, 2000

EXPLANATORY LEAFLET

CONTENTS

I.	What is the stock option plan ?	p. 3

II.	What is the price of the option?	p. 3

III.	When should the stock option be exercised ?	p. 3

IV.	Obligation to keep the stocks	p. 4

V.	Conditions of Employment	p. 5

VI.	How does one exercise the option ?	p. 5

VII.	Suspension Period	p. 6

VIII.	How are the new stocks quoted ?	p. 7

- new stocks not assimilated to existing ordinary stocks

- new stocks assimilated to existing ordinary stocks

IX.	How does one give the order for sale ?	p. 7

X.	What are the financial advantages of the stock option plan?	p. 8

. gain on the purchase price

. gain on the sale price

XI.	How are these advantages taxed?	p. 8

Appendices :

Form n° 1 = Exercise of option

Form n° 2 = Subscription form

Form n° 3 = Undertaking

I – What is the stock option plan ?

French Company Law enables French companies to grant to all or part of their staff the right to subscribe to stock options.

The Extraordinary General Meeting dated May 20, 1999 authorized the Board of Directors to issue stock options.

The Company took advantage of this possibility to put in place a stock option plan.

A stock option provides the right, applicable only on request from the beneficiary, to subscribe to new stocks which are purchased at a predetermined price.

The Board of Directors of the Company designated you on January 18, 2000 as a beneficiary of this plan and you have already received a letter informing you of the number of stocks offered to you and of the price at which you may subscribe them.

This leaflet details the various clauses -governing the stock option plan, as it concerns you.

II – What is the price of the option ?

The price of the option has been determined on the basis of the average opening rates quoted at the twenty sessions of the Paris Stock Exchange preceding January 18, 2000. After rounding, this amounts to 49.9 Euros.

This unit price cannot be modified for the term of the validity of the options; it may only be adjusted, according to the law, if the Company were to proceed with financial operations affecting its capital. Adjustments affecting both the unit price and the number of stocks under option will however have no effect on the overall value of the option for each beneficiary.

Beneficiaries will be informed in good time of the new subscription price and the new number of stocks to which they are entitled to subscribe.

III – When should this option be exercised ?

III.1 – Subject to “freeze periods” as explained hereunder, options may be exercised until the end of an eight-year period as from the date of attribution by the Board, after which date any options not exercised will expire. Options may be exercised in one or more steps.

Attribution of the options was decreed by the Board of Directors of the Company on January 18, 2000, so beneficiaries will be able to exercise their options at any time up to and including January 17, 2008, subject to the freeze period.

Options are exercised on request from the beneficiaries, who decide to do so in their own discretion, in function of their individual financial resources and movements of the CGG stock price.

III.2 – Freeze period

A three year freeze period has been instituted until January 17, 2003.

Any portion of the option may consequently be exercised at any time between January 18, 2003 and January 17, 2008 included.

III.3 – Exceptions

Beneficiaries will be allowed to exercise their option during the freeze period upon the occurrence of any of the following events :

•	redundancy or lay off

•	death, provided that the heirs of the deceased beneficiary exercise the option within a six month period from the date of death.

•	take over bid or public offer of exchange related to the securities of the Company. In this case, exercise of option will be allowed only until the end of the take over and will be limited to 75% of the total amount of the stocks allocated to each beneficiary.

In consequence thereof, after the termination of the take over, the beneficiaries will not be authorized to exercise their options before January 18, 2003.

IV – Obligation to keep the stocks

Beneficiaries who have an option giving right to acquire 1000 stocks or more are committed to keep their stocks under the registered form from the acquisition date until January 18, 2005 included.

As an example, a beneficiary who exercises his option on January 19, 2003, i.e immediately after the end of the freeze period, would not be entitled to sell or transfer his stocks to the bearer form before January 19, 2005. A beneficiary who exercises his option on January 20, 2005 would be free to sell the stocks on the same day.

However, the above obligation will not apply to beneficiaries who have an employment agreement governed by a law other than French law and who work outside France, these two conditions being cumulative. A beneficiary who, on January 18, 2000 meets these two conditions but who on the date of option exercise and/or on the date of the contemplated sale or transfer no longer meets them must keep the stocks until January 18, 2005.

Furthermore, in the event of take over bid or public offer of exchange, any beneficiary of an option giving right to acquire 1000 stocks or more will not be obligated to keep the stocks acquired before or during the take over.

V – Conditions of employment

The option which is herein granted is strictly linked to your status of employee of the Group.

Employee is defined as any person having a long term service contract.

Any beneficiary who ceases to be employed by the Group automatically loses the right to exercise any remaining options.

Beneficiaries shall be deemed to have lost the status of employee of the Group on the date of termination of the service contract, i.e. at the end of the required notice period, regardless the cause or the author of the termination.

Exceptions

The heirs of a deceased beneficiary will be entitled to exercise all or part of the option within a six months period from the date of beneficiary’s death. At the end of this six months period, the option will expire.

Beneficiaries leaving the Group due to retirement, early retirement ( “pre retraite” as such term is construed under French Law) or redundancy (lay off) will continue to benefit from their options.

However, as mentioned above, only death and redundancy (lay off) will allow the exercise of the option during the Freeze period; retired beneficiaries will not be entitled to acquire the stocks before termination of the three year Freeze period.

Furthermore, in the case of a beneficiary leaving the Group under a mutual arrangement with the employer, the Company may contemplate, on a case by case basis, maintaining the beneficiary’s right to the stock options.

VI – How does one exercise the option ?

VI.1 – In order to exercise an option, the following documents must be sent to the Legal Division at CGG (Valérie FERY/Anick DUCHEMIN):

•	exercise of option accurately completed and signed (Form n°1 attached)
•	subscription form accurately completed and signed (Form n°2 attached)
•	payment in full of the sum corresponding to the number of stocks, in the form of a cheque made to the order of BANQUE NEUFLIZE SCHLUMBERGER MALLET DEMACHY(NSMD).
•	undertaking to keep the stocks under the registered form for the beneficiary holding an option for 1000 stocks or more (Form n°3 attached)

Your stocks will be issued as registered stock in your name. Stocks will be registered in an account opened with the Bank entrusted with the management of the registered stocks (NSMD).

VI.2 – Within eight days from the date of receipt of the all documents listed in VI.1 above, CGG will execute all formalities in order for you to acquire the status of CGG’s shareholder.

The option shall be deemed to be exercised on the date of receipt by CGG of the complete file, provided however that conditions related to the Freeze Period and the Status of Employee are fulfilled.

VII – Suspension period

VII.1 – Conditions

CGG’s Board of Directors or, upon delegation from the Board, the Chairman and CEO may suspend for a period which shall not exceed three months, any exercise of option in case of:

–	Financial operation requiring a prior and strict knowledge of the number of CGG’s stocks.

–	Adjustment affecting the unit price as provided by French Company law.

VII.2 – Notice

Within five (5) days from the Suspension decision of the Board of Directors or of the Chairman and C.E.O., beneficiaries will be informed by internal memorandum, general or individual:

–	that a Suspension period has been instituted in accordance with point VI.1 above;

–	the duration of the Suspension;

If applicable, beneficiaries will be informed of the new subscription price and new number of stock to which they are entitled to subscribe.

VII.3 – Transitory Period

To the extent possible, the beneficiaries will be allowed a reasonable time period between the receipt of the above mentioned notice and the entry into effect of the suspension period during which they may exercise their options, in whole or in part, provided of course that the freeze period has expired.

Each beneficiary hereby expressly acknowledges that the allowed time period may be extremely reduced if so required by the envisaged financial operations.

At the end of this transitory period Beneficiaries shall not be entitled to exercise their options until expiry of the Suspension Period.

VII.4 – Confidentiality

Beneficiaries undertake not to divulge any information related to the Suspension and the cause thereof.

VIII – How are the new stocks quoted ?

New CGG stocks acquired under the stock option plan are freely transferable at any time, except where the obligation to keep applies in accordance with IV above.

The new stocks are issued with the right to dividend on 1st January of the year in progress. However, there is no right to dividend with respect to profit from the previous financial year. For this reason, two cases may be envisaged during the year of exercise:

VIII.1 – The stocks acquired are not assimilated to existing stocks

From 1 January until the date on which dividend is paid or, if no dividend is paid, until the date of the Annual Ordinary Meeting of Stockholders, the new stocks will not be quoted at the same rate as existing stocks, but at a different rate on the Immediate Settlement Market (separate index). After the date on which dividend is paid or, if no dividend is paid, after the date of the Annual Ordinary Meeting of Stockholders, the stocks will be transferred to the Monthly Settlement Market and assimilated to existing stocks.

Whenever an option is exercised, NSMD will request that these stocks be quoted on the Immediate Settlement Market of the ParisBourse (Paris Stock Exchange).

Finally, it should be noted that non-assimilated new stocks (Immediate Settlement Market) usually have a below par rating compared with stocks sold on the Monthly Settlement Market (this is on account of low trading levels even when no dividend is due from the preceding financial year).

VIII.2 – The stocks acquired are assimilated to existing stocks

From the date on which dividend is paid or, if no dividend is paid, the date of the Annual Ordinary Meeting of Stockholders, until 31 December of that year, the new stocks will be quoted on the Monthly Settlement Market of the Paris Stock Exchange at the same rate as existing stocks (Index SICOVAM : 12016).

For example: The last Annual Ordinary Meeting of Stockholders took place on May 20, 1999. All stocks purchased by the exercise of stock options between January 1, 1999 and May 20, 1999 were quoted on the Immediate Settlement Market until May 20, 1999, at which date they were transferred to the Monthly Settlement Market and assimilated to existing stocks. On the other hand, stocks purchased by the exercise of stock options between May 20, 1999 and December 31, 1999 were quoted directly on the Monthly Settlement Market.

IX – How does one give the order for sale ?

The order for sale must be communicated directly to NSMD.

In addition to indicating the number of stocks to be sold, certain details may be given to NSMD concerning the order for sale on the stock market:

–	discretionary order. This order bears no instructions. It is carried out at the opening of the next session of the Paris Stock Exchange (which is generally when the greatest number of stocks are exchanged).

–	limited price order. This order sets a minimum rate at which the seller agrees to transfer his stocks. It will therefore be carried out only if the quoted rate is equal or superior to this minimum. CGG stocks are quoted continuously and there may be fairly substantial differences between the rates applied to various transactions carried out during the same session. Limited price orders tend therefore to be more reliable than discretionary orders.

The order for sale on the Monthly Settlement market is issued on the day indicated by the seller (discretionary or limited sale) but settlement takes place at the end of the month (i.e. five business days before the end of the calendar month).

However the beneficiary may require that his order be issued on the Immediate Settlement Market, in which case additional charges will be incurred.

X – What are the financial advantages of the stock option plan ?

In addition to the advantage of being associated with the expansion of the Group, beneficiaries who exercise their options can make profits in two ways when selling the stocks:

–	gain on the purchase price equal to the difference between the price quoted on the Stock Exchange the day the option is actually exercised and the subscription price of the option, and ;

–	gain on the sale price equal to the difference between the price at which the stocks are sold and the price quoted on the Stock Exchange the day the option is exercised.

XI – How are these advantages taxed ?

This applies only to French residents who, as such, are subject to French Tax legislation. Further information may be provided to other residents on the relevant foreign tax rules.

XI.1 – Taxation on gains on the purchase price

Taxation on gains on the purchase price varies depending on whether or not the beneficiary sell his stocks before the end of a five-year period starting from the date of attribution of the option, i.e. not before January 18, 2005 (included).

It should be noted that if the stocks are transferred from registered stocks to bearer stocks, they are considered as sold.

•	Failure to respect the fiscal five year period

In this case, the gain on the purchase price is considered as additional salary and as such is subject to income tax. The gain is added to the revenues for the year during which the stocks are sold and not for the year in which the option is exercised. However, after deductions applicable to salaries, tax is spread according to the “quotient” system so as to take into account the length of time for which the options have been held.

Furthermore, in this case, the gain on the purchase price will also be subject to all French social security contributions (i.e. about 25%).

It is again noted that if, during the fiscal five year period, the acquired stocks are simply transferred from registered stock to bearer stock, without being sold the gain is likewise subject to income tax and social security contributions.

Exceptions:

As an exception, tax exemption on the gain on the purchase price applies if the stocks are sold or transferred from registered stock to bearer stock before the expiry of the fiscal five year period in the following cases:

–	dismissal
–	retirement
In the above two cases, the options must have been acquired by the beneficiary at least 3 months before date of the event in question.
–	invalidity corresponding to classification in the second or third category defined in Article 310 of the “Code de la Sécurité Sociale”.
–	death.

•	Respect of the fiscal five year period

In this case, gain on the purchase price is, at the Beneficiary’s option, either taxed on the basis of income tax or taxed under the common law concerning gains on securities at the special rate of 30% (for fiscal 1999) plus 10% with respect to social security contributions.

The gain on purchase price is taxed in the year during which the stocks are sold.

Furthermore, the beneficiary must enclose a statement with his tax declaration for the year during which the option was exercised, which specifies:

–	the corporate name and headquarters of the Company
–	the date of attribution and the date of exercise of the option
–	the number of stocks acquired.

XI.2 – Taxation on gains made on the sale of stocks

The gain made on the sale of stocks is taxed at the regular rate for securities gains. The tax rate is therefore 16.0% (for fiscal 1999) plus around 10% with respect to social security contributions, if the total value of sales (including stock sales unrelated to the present stock option plan) made by the beneficiary during the year of the sale or transfer exceeds the threshold determined on an annual basis by the taxation authorities (50 000 French Francs for fiscal 1999).

XI.3 – Declaration commitments

Company’s obligations

Each year, the Company has to to tax authorities, the name of beneficiaries who have exercised options during the preceding year, the dates of the exercise, the number of stocks acquired and the subscription price.

Each year until the expiry of the fiscal five year period during which stocks are sold or transferred from registered stocks to bearer stocks, the Company has to declare, dates of sale or of transfer to bearer stock, date of attribution and the date of the option exercise, the number of stocks, the subscription price and the price quoted on the Stock Exchange the day the option is exercised.

Beneficiary’s obligation

The year during which the option is exercised, the beneficiary shall append to his tax declaration the statement that will be communicated to him by NSMD.

The year during which the stocks are sold or are transferred from registered stocks to bearer stocks before the expiry of the fiscal five year period, the beneficiary will state on his tax declaration :

–	the difference between the price quoted on the Stock Exchange the day the option is exercised and the subscription price,

–	the gain made on the sale of stocks, equal to the difference between the price at which the stocks are sold and the price quoted on the Stock Exchange the day the option is exercised, only if the total annual value of stocks sales (including stock sales unrelated to the present stock option plan) exceeds the threshold determined by the taxation authorities (50 000 French Francs for fiscal 1999).

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Form no. 1

EXERCISE OF OPTION

I the undersigned

SURNAME:	FIRST NAME:

ADDRESS: No.	STREET

ZIP CODE:	CITY:

DATE OF BIRTH:	PLACE OF BIRTH:

hereby declare that I wish to purchase                                 stocks in COMPAGNIE GENERALE DE GEOPHYSIQUE, exercising my option to subscribe to a total of                                 stocks of 10 French Francs par value at a subscription price of 49,9 Euros each, as granted to me on January 18, 2000, in compliance with the decision taken by the Extraordinary General Meeting on May 20, 1999 and with the deliberations of the Board of Directors on January 18, 2000.

In pursuance whereof, I hereby subscribe to                                 stocks by means of the subscription form enclosed herewith and undertake to pay the sum of                                 Euros which represents the total price of issuing the stocks subscribed.

Signed in                                           on

(two copies, one of which remains in my possession)

Signature

Form no. 2

SUBSCRIPTION FORM

I the undersigned

SURNAME:	FIRST NAME:

ADDRESS: No.	STREET

ZIP CODE:	CITY:

DATE OF BIRTH:	PLACE OF BIRTH:

hereby declare that I empower the Bank NEUFLIZE SCHLUMBERGER MALLET DEMACHY (NSMD) to subscribe for my account                                 stocks in COMPAGNIE GENERALE DE GEOPHYSIQUE.

These stocks will be registered in my name with the Bank NEUFLIZE SCHLUMBERGER MALLET DEMACHY.

In support of my subscription, I am enclosing a cheque, to the order of NEUFLIZE SCHLUMBERGER MALLET DEMACHY, in the amount of                                 Euros which is equal to the price of issuing the stocks to which I am subscribing.

Signed in                                 on

(two copies, one of which remains in my possession)

Signature (*)

(*) The signature must be preceded by the wording “Bon pour souscription à                                 actions” –
Signature for subscription to                                 stocks (with the number written out in French and in full).

Form no. 3

UNDERTAKING

I the undersigned

SURNAME:	FIRST NAME:

ADDRESS: No.	STREET

ZIP CODE:	CITY:

DATE OF BIRTH:	PLACE OF BIRTH:

hereby declare having purchased                                 stocks in COMPAGNIE GENERALE DE GEOPHYSIQUE of 10 French Francs par value at a subscription price of 49,9 Euros each, exercising my option to subscribe to a total of                                 stocks as granted to me on January 18, 2000, in compliance with the decision taken by the Extraordinary General Meeting on May 20, 1999 and with the deliberations of the Board of Directors on January 18, 2000.

I acknowledge having read the explanatory leaflet of the above mentioned stock options plan and more particularly with respect to the obligation to keep the stocks under the registered form until January 18, 2005 imposed on each beneficiary holding an option to acquire 1000 stocks or more.

In consequence thereof, I hereby declare and undertake to keep the stocks so subscribed under the registered form and not to sell them before January 18, 2005 (included) in accordance with the explanatory leaflet.

I acknowledge being released from this obligation in the sole case where, at on the subscription date and on the contemplated sale date, I have an employment agreement governed by a law other than French law and I work outside France.

Signed in                                 on

(two copies, one of which remains in my possession)

Signature

Signature